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                                                                 EXHIBIT 10.19.1


                                     COPY
                                                           Project #A-93-WD-0461
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This Agreement made in duplicate this 10th day of September 1993.

BETWEEN:
     Her Majesty The Queen in right of Canada represented by the Minister of Western Economic Diversification herein called the "Minister";

                                    - and -

     New Era Systems Services Ltd. incorporated under the laws of Alberta and having its Head Office and principal place of business in the City of Calgary, in the Province of Alberta, herein called the "Client".

WHEREAS the Minister is responsible for the administration of the Western Economic Diversification Program; and

WHEREAS the Client has submitted a proposal under that Program to the Minister; and

WHEREAS the Minister is satisfied that if implemented, the proposal will assist in the development or diversification of the economy of Western Canada;

THEREFORE the parties agree as follow:

1.      In this Agreement;

        "Assisted Capital Costs" means those Project Costs which are described as Assisted Capital Costs in Attachment "A".

        "Assisted Research and Development Costs" means those Project Costs which are described as Assisted Research and Development Cost in Attachment "A".

        "Assisted Marketing and Product Support Costs" means those Project Costs which are described as Assisted Marketing & Product Support Costs in Attachment "A".

        "Assisted Project Costs" means those Project Costs which are described as Assisted Project Cots in Attachment "A".

        "Equity" means the aggregate of the value of the following accounts:

        (a)  issued common and/or preferred share capital,

        (b)  proprietor's and/or partner's capital accounts,

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                                                           Project #A-93-WD-0461
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     (c)  contributed surplus,

     (d)  retained earnings and/or deficits, and

     (e)  subordinated loans

     provided that these accounts do not include items such as goodwill which, in the sole judgement of the Minister, unreasonably inflate that value.

     "Fiscal Year" means the period for which the accounts of the business of the Client are made up and accepted for the purposes of assessment under the Income Tax Act.

     "Project" means the project particularly described in Attachment "A", which the Client agrees to carry out under this Agreement.

     "Project Costs" are reasonable and proper direct costs of implementing the Project as specified in Attachment "A".

     "WD" when used in an Attachment to this Agreement, means Her Majesty, the Minister, or the Department of Western Economic Diversification as the circumstances require.

     "Western Canada" means the provinces of Alberta, British Columbia, Manitoba and Saskatchewan.

                                  The Project
                                  -----------

2.1 The Client undertakes the carry out the Project in a diligent and professional manner.

2.2 The Client shall carry out the Project at Calgary in the Province of Alberta unless the Client has the prior written authorization of the Minister to relocate the Project within Western Canada.

2.3 (a) The Client shall commence carrying out the Project on or before the 1st day of September 1993, herein called the "Project Start Date".

     (b) The Client shall fully complete the Project no later than the 28th day of February 1995, herein called the "Project Completion Date."

     (c) The Project Date and the Project Completion Date may be altered by notice in writing by the Minister.

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                                                           Project #A-93-WD-0461
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2.4   (a)  The Client shall, on or before the Project Start Date, demonstrate that the client has commenced the Project. Such demonstration shall consist of such evidence as may be required by the Minister and may include evidence that:

           i) a national Research Council (NRC) IRAP application of at least $195,000 has been approved; and,

           ii) Assisted Project Costs have been incurred and paid.

      (b) If in the sole judgement of the Minister, the Client has failed, on or before the Project Start Date, to demonstrate that the Client has commenced the Project, the Agreement may be terminated at the option of the Minister effective immediately.

                               The Contribution
                               ----------------

3.1 Provided the Client is in compliance with the Client's obligations under this Agreement, the Minister will make a financial contribution (herein called the "Contribution") to the Client which in the aggregate shall not exceed the sum of $1,878,973 made up as follows:

      (a)  the lesser of 10% of Assisted Capital Costs and $20,300:

      (b) the lesser 30% of Assisted Research and Development Costs and $823,290; and,

      (c) the lesser 45% of Assisted Marketing and Product Support Costs and $1,035,383.

3.2 The amount to be paid by the Minister on account of the Contribution shall not exceed:

      (a)  $884,650 in Canada's fiscal year ending March 31, 1994; and,

      (b)  $994,323 in canada's fiscal year ending March 31,1995

3.3 If the Client's forecast of Project Costs provided under subsection 4.3 would indicate a payment to the Client in any fiscal year that is different from the amount specified in subsection 3.2, the Minister may notify the Client in writing:

      (a) that the amounts in subsection 3.2 have been adjusted to be consistent with the Client's forecast of Project Costs; or

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                                                           Project #A-93-WD-0461
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        (b)     that no adjustment will be made to the amounts specified in subsection 3.2.

3.4 The Minister shall not make any payment for Assisted Project Costs incurred on or before the 1st day of April 1993.

3.5 Payments by the Minister under this Agreement shall be made to the Client not more frequently than four (4) times per year and the Minister may, at the Minister's sole discretion, reallocate payments to a future government fiscal year, but in no case shall a payment be made until after the Client has actually commenced the Project.

3.6 Payments to the Client shall not be made unless the Client has submitted a claim for reimbursement of Assisted Project Costs which the client has incurred and paid, it being understood that the claim must be accompanied by such vouchers, receipts and other documentation, including progress reports, as may be requested by the Minister.

3.7 Claims submitted by the Client shall not be paid unless they are submitted no later than six months following the Project Completion Date.

3.8 The Minister does not have any obligation to make the Contribution unless the client complies with the following special conditions:

        a) the Client must agree, prior to the disbursement of WD contributions for Phase 1, to an amendment to revise the repayment schedule for WD project A91WD0183 to twelve (12) equal quarterly repayments commencing on the 1st day of April 1995;

        b) the Minister must be satisfied that Phase 1 has been completed, prior to the disbursement of WD contribution for Phase 2. The Minister may request, at the Minister's expense, an evaluation by external specialists, to confirm that performance targets have been achieved; and,

        c) the client must provide evidence of approval by Revenue Canada of a Scientific Research & Experimental Development Tax Credit (SR & ED/ITC) of at least $679,000 prior to the disbursement of WD contributions for Phase 2. Any shortfalls in the Tax Credit will be supplemented by shareholder equity and/or available line of credit.

3.9 The Client represents and warrants that no costs under this Agreement are for goods or services provided by South African companies or by a majority-owned South African company located outside of South Africa.


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                                                         Project #A-93-WD-0461
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3.10    The Minister and the Client hereby acknowledge that for purposes of this
        Agreement the following federal, provincial, and municipal government financial assistance for the Project has been taken into consideration:

        Western Economic Diversification                        $1,878,973
        NRC/IRAP                                                   200,000
        SR & ED/ITC - Current Project                              744,329
                                                                ----------

        TOTAL GOVERNMENT ASSISTANCE TAKEN INTO ACCOUNT          $2,823,302
                                                                ==========

3.11    (a)     The Client undertakes to inform the Minister promptly in writing of any reduction in Project Costs or of any additional federal, provincial or municipal assistance to be received for the Project, and the Minister shall have the right to adjust the amount of the Contribution to take into account the amount of any such additional assistance that is to be received.

        (b) For purposes of this Agreement, total government assistance, including any tax credit to which the Client is or will be entitled in respect of any property related to the Project, shall not exceed 50% of Assistable Capital Costs and 75% of Assistable Non-Capital Costs as estimated in Attachment "A".

                           Repayment of Contribution
                           -------------------------

4.1 The Client shall repay the contribution to Her Majesty in eight (8) equal quarterly instalments, due the first day of each quarter, starting no later than thirteen (13) months after the Project Completion Date.

4.2 The Client agrees to pay to Her Majesty interest compounded monthly on any amount that remains unpaid 30 days after the date on which the payment first falls due, herein called the "Due Date". In such event, interest shall be set at the rate provided for in subsection 6.2 (b) and shall be calculated from the Due Date until all principal and interest is paid in full.

                     Client's Additional Responsibilities
                     ------------------------------------

4.3     (a)     When submitting a claim for payment of a portion of the
                Contribution, the Client shall provide the Minister with a written forecast of Project Costs, Assisted Project Costs, and other forecast information specified in Attachment "B", expected to be paid by the Client during the period specified in Attachment "B".



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                                                           Project #A-93-WD.0461
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     (b) The Client shall in addition to the forecasts required by subsection
         4.3(a), provide such additional forecasts as may be requested by the Minister.

4.4 (a) The Client agrees to contribute new cash Equity in support of Phase 1 of the Project of not less than $524,177 before any payment is made by Her Majesty to the Client under this Agreement. Further, the Client agrees to contribute new cash Equity in support of Phase 2 of the Project of not less than $260,000 before any payment is made by Her Majesty to the Client toward Phase 2 under this Agreement.

     (b) The Client agrees to maintain level of Equity as defined in this Agreement but not including retained earnings or losses, of $2,072,436 as reported in the Client's audited Consolidated Balance Sheet at February 28, 1993, plus an additional $342,000 after September 1, 1993 plus an additional $310,000 after December 31, 1993, until the Contribution has been fully repaid.

     (a) The Client agrees not to repay shareholders' loans or issue dividends or redeem share capital without the written approval of the Minister until the Contribution hereunder has been fully repaid.

     (b) The written approval of the Minister required by subsection 4.5(a) must be obtained at least 60 days before taking the action contemplated by subsection 4.5(a).

4.6 The Client shall not alter the scope of the Project without the prior written consent of the Minister.

4.7 The Client shall obtain the prior written consent of the Minister to any change which, in the sole judgement of the Minister, may materially affect the ownership, management, or financing of the Client during the term of this Agreement.

4.8 The Client agrees not to dispose of, or relinquish control over, any substantial asset utilized in the Project, including intellectual property developed or acquired as a result of carrying out the Project, unless the Minister consents in writing.

4.9 The Client agrees that until all of its indebtedness hereunder has been repaid in full, it will not guarantee or otherwise incur any liability for the obligations of any other person, firm, or corporation without the written approval of the Minister.

4.10 The Client Agrees not to pledge any of its property as security for a loan made to the Client by a shareholder of the Client.

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                                                           Project #A-93-WD-0461
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4.11  The Client shall provide evidence of satisfactory insurance coverage for the Project and maintain such insurance coverage in full force and effect until the Contribution has been fully repaid.

4.12 The Client hereby covenants that the Client is the owner of any intellectual property including patents, trademarks and industrial designs which it may use in carrying out the Project or that it has acquired the right to use such intellectual property from the person who is lawfully authorized to give it.

4.13 After the Project Completion Date, the Client will implement or operate the Project in Western Canada until the Contribution has been fully repaid.

4.14 The Client covenants that manufacturing, processing, or commercialization of any products to be marketed by the Client or a licensee of the Client as a consequence of carrying out the Project under this Agreement shall take place in Western Canada until such time as the Contribution made under this Agreement has been repaid in full unless the Client obtains the Minister's prior written consent to such manufacturing, processing, or commercialization outside of Western Canada.

4.15 The Client shall obtain all necessary licenses, permits, and approvals required for the Project by applicable legislation, regulations and by-laws.

4.16 The Client shall permit any authorized representative of the Minister reasonable access to the Client's premises to inspect and assess the progress of the Project as well as to examine the Client's books and records relating to the Project, and to make copies thereof.


                                   Reporting
                                   ---------

 5.1 The Client shall submit an annual consolidated financial statement audited by a professionally certified external accountant within six (6) months following the Client's Fiscal Year end until all the Client's obligations have been complied with. Moreover, the Client agrees to provide such additional financial statements as may be requested by the Minister.

 5.2 The Client shall, if requested by the Minister, provide a project audit report as required and described in Attachment "B".

 5.3 The Client shall provide progress reports as indicated in Attachment "B" or as requested by the Minister.


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                                                           Project #A-93-WD-0461
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 5.4  Upon request by the Minister, the Client shall provide promptly such information as the Client is reasonably able to provide in elaboration of any report or other information or documentation required to be provided under this Agreement.

 5.5 As part of the final payment claim the Client shall submit a Project Completion Report containing;

      (a)  a summary of the technical and operational results of the Project;

      (b) a description of the benefits that have accrued or are likely to accrue to the economy of Western Canada as a result of the Project.


                                    Default
                                    -------


 6.1  (a)  The following constitute events of Default:

           (i) the Client becomes bankrupt or insolvent, goes into receivership, or takes the benefit of any statute from time to time in force relating to bankrupt or insolvent debtors;

          (ii) an order is made or resolution passed for the winding up of the Client, or the Client is dissolved;

         (iii)  the Client ceases to carry on business;

          (iv) the Client fails to implement or operate the Project in Western Canada until the Contribution has been fully repaid;

           (v) the Client has submitted false or misleading information to the Minister or has failed to disclose relevant information which may have a negative impact on the Client's financial position;

          (vi)  the Client fails to maintain the required level of Equity;

         (vii) the Client makes a false or misleading statement concerning assistance by the Minister in a prospectus or other document related to raising funds for the Project;

        (viii) the Client has not met or satisfied a term or condition of this Agreement.


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                                                           Project #A-93-WD-0461
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       (b)  If an event of default occurs, the Minister may inform the Client by notice in writing sent by registered mail to the client's address as specified in subsection 8.2 (b) hereof:

            (i) that the Minister's obligation to pay the contribution, or the balance of the contribution, to the Client is hereby terminated; and/or

            (ii) that the Client is required to repay to the Minister, all or part of the Contribution forthwith and that such amount is a debt due to Her Majesty in Right of Canada and may be recovered as such, and unless the Client satisfies the Minister, within a period of 2 weeks
                                                                         -------
            from the receipt of the said notice, that the event of default has not occurred or that it has been fully remedied, the Client hereby agrees to be bound by and to comply with the terms of such notice.

6.2    (a)  The Client shall pay, in addition to any amount payable as a result of an Event of Default, interest on such amount calculated from the date of the notice given under subsection 6.1(b) (herein also called the "Due Date") by the Minister of the Event of Default, until the date that the full amount payable has been received by Her Majesty.

       (b) The rate of interest under subsection 4.2 and subsection 6.2 (a) shall be 3 percent above the minimum rate at which the Bank of Canada is prepared to make loans on the Due Date compounded monthly, herein called the Bank of Canada Rate. This interest rate shall be in effect until such time as the entire amount repayable has been received by Her Majesty.

                                  Environment
                                  -----------

7.1    (a)  The Client hereby represents that any environmental issues or concerns relating to the Project which are known or ought to be known to the Client have been disclosed to the Minister.

       (b) The Client covenants to inform the Minister of any environmental issues or concerns regarding the Project which arise during the Term of this Agreement.

       (c) the Client covenants that it has obtained or will obtain all certificates, consents, permits and approvals required for compliance with applicable legislation; that it will otherwise comply with the requirements of such legislation; and that it will use its best efforts to resolve environmental issues.

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                                                         Project #A-93-WD-0461
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                                Administration
                                --------------


8.1     (a)     Subject to subsection 6.1(b) of this Agreement, any notice or communication authorized or permitted with respect to this Agreement shall be effectively given if:

                -       delivered by hand; or
                -       sent by letter; or
                - sent by telecopier facsimile (FAX) prepaid to the address or FAX number, as given in this Agreement.

        (b) Any notice that is delivered by hand shall be deemed to have been received on delivery;

        (c) Any notice which has been mailed shall be deemed to have been received eight calendar days after being mailed;

        (d) Any notice sent by telecopier facsimile (FAX) shall be deemed to have been received twenty four hours after the time which is printed on the dispatcher's telecopier confirmation slip.

8.2     (a)     Any notice or communication required or permitted by this
                Agreement to be made by the Client to the Minister shall be addressed to:

                        The Director General - Operations
                        Department of Western Economic Diversification Suite 1500 Canada Place
                        9700 Jasper Avenue
                        Edmonton, Alberta
                        T5J 4H7
                        FAX # (403) 495-4557

        (b) Any notice of communication which is required or authorized by the Minister to be made to the Client may be addressed to:

                        Mr. Ben Dulley
                        President
                        New Era Systems Services Ltd.
                        710 Esso Plaza East Tower
                        425 - 1st Street SW
                        Calgary, Alberta
                        T2P 3L8
                        FAX # (403) 266-6767

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                                                           Project #A-93-WD-0461
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        (c)     Either the Minister or the Client may change the address and other information stipulated above, provided that a written change of address notice is issued to the other party.

8.3     (a)     The Minister and the Client shall treat as confidential and shall not disclose, during the term of this Agreement, any information regarding the Project provided by one party to the other party in confidence or any additional information which either party receives in confidence as a result of the performance of the Agreement, provided that such information may be disclosed in the event that the parties agree to the disclosure; the disclosure may be required to be made by law; or the party claiming the information to be confidential makes the information public.

        (b) It is understood that all information provided by the Client under this Agreement is done so on the basis that the information is commercially confidential and is treated as such by the Client.

8.4 The Client hereby authorizes the Minister to make the usual credit inquiries from time to time, regarding the financial status of the client and consents to the disclosure of the Client's financial status by any bank, financial institution or creditor of the Client.

                    Public Announcements and Communications
                    ---------------------------------------

9.1 The Client hereby agrees to comply with the requirements contained in Attachment "C" concerning public announcements, placement of signs, official ceremonies, and publications including news releases and annual reports.

                                    General
                                    -------

10.1 No member of the House of Commons of Canada or the Senate of Canada shall be admitted to any share or part of the Agreement or to any benefit to arise therefrom.

10.2    It is a term of this Agreement:

        (a) that no former public office holder who is not in compliance with the post-employment provisions of the conflict of Interest and Post-employment code for Public Office Holders shall derive a direct benefit from this Agreement; and

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                                                           Project #A-93-WD-0461
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        (b)  that during the term of this Agreement any former federal public office holder engaged in the course of carrying out this Agreement shall comply with the principles of the Conflict of Interest and Post-Employment code for Public Office Holders. Should an interest be acquired during the life of this Agreement that would cause a conflict of interest or seem to cause a departure from the principles, the Client shall declare it immediately to the Minister.

10.3 Notwithstanding anything in this agreement concerning the Project Completion Date, this agreement shall remain in full force and effect until all the obligations of the Client including the obligation to repay the contribution, have been fully carried out.

10.4 This Agreement shall not be assigned in whole or in part by the Client without the prior written consent of the Minister.

10.5 Any payment by the Minister under this Agreement is subject to there being an appropriation for the fiscal year in which the payment is to be made.

10.6 This Agreement is binding on the Client, and its heirs, executors, administrators/successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed by the parties by their duly authorized officers on the day and year first written above.





                                  /s/G. W. Webster
- --------------------              --------------------------
Witness                           For the Minister of
                                  Western Economic Diversification


Corporate Seal                    New Era Systems Services Ltd.




                                  /s/[signature appears here]
                                  --------------------------
                                  President




                                  /s/[signature appears here]
                                  --------------------------
                                  Vice President, Finance


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